EXHIBIT 5
        WARSHAW BURSTEIN COHEN
        SCHLESINGER & KUH, LLP
        555 Fifth Avenue
        New York, New York  10017
        Telephone: (212) 984-7700
        Facsimile: (212) 972-9150



                                                            January 19, 1998




Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950


Gentlemen and Ladies:

        You have requested our opinion, as counsel for Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

        The Registration Statement relates to the offering by the Selling Stockholder of up to 7,447,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), consisting of (i) 7,272,000 shares issuable from time to time, under certain circumstances, to Cripple Creek Securities, LLC, a Delaware limited liability company (the "Selling Stockholder"), pursuant to the terms of the Structured Equity Line Flexible Financing Agreement (the "Equity Line"), dated as of December 23, 1997, between the Company and the Selling Stockholder and (ii) 175,000 shares (the "Warrant Shares") of Common Stock issuable upon exercise of certain warrants (the "Warrants") issuable to the Selling Stockholder pursuant to the Equity Line.

        In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, (6) the Equity Line, including the exhibits incorporated by reference therein, and (7) the Warrant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

        Based upon such examination, we are of the opinion that:

                (1) the Shares, when issued and delivered in accordance with the terms of the Equity Line Agreement, will be validly issued, fully paid and non-assessable; and

                (2) the Warrant Shares, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

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        We hereby consent to the filing of our opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        Certain partners of our Firm beneficially own shares of Common Stock.



                                                Sincerely yours,



                                                WARSHAW BURSTEIN COHEN
                                                SCHLESINGER & KUH, LLP




MDS/MNL

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